As filed with the Securities and Exchange Commission on August 27, 2021

Registration No. 333-256850

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABEONA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	83-0221517
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

1330 Avenue of the Americas, 33rd Floor, New York, NY 10019
(646) 813-4701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Carr

Chief Financial Officer

Abeona Therapeutics Inc.

1330 Avenue of the Americas, 33rd Floor

New York, NY 10019

(646) 813-4705

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

John J. Concannon III, Esq.
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, Massachusetts 02110
(617) 951-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $384,602,697.08 in aggregate offering price of unsold securities of the registrant (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-224867) that became effective on June 7, 2018 (the “Prior Registration Statement”). A registration fee of $62,250.00 (calculated at the rate in effect at the time the Prior Registration Statement was filed) was previously paid under the Prior Registration Statement in respect of the Unsold Securities that will continue to be applied to the Unsold Securities pursuant to Rule 415(a)(6). Also pursuant to Rule 415(a)(6), the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

We hereby amend this registration statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant is filing this Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-256850) for the sole purpose of filing an updated consent of Whitley Penn LLP, the Company’s independent registered public accounting firm, as Exhibit 23.1 to the Registration Statement. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement. Accordingly, Part I of the Registration Statement has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Abeona Therapeutics Inc.

SEC Registration Fee		$27,275
Legal Fees and Expenses	$	***
Trustee Fees and Expenses	$	***
Transfer Agent and Registrar Fees and Expenses	$	***
Accounting Fees and Expenses	$	***
Blue Sky Fees and Expenses	$	***
Printing Expenses	$	***
Miscellaneous Fees and Expenses	$	***
Total:	$	***

***To be provided by amendment. These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of DGCL empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

Our Certificate of Incorporation and Bylaws provide for indemnification of our officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The above discussion of our Certificate of Incorporation, as amended, Bylaws and Section 145 of DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, Bylaws, and statute.

The Company maintains a general liability insurance policy that covers certain liabilities of the Company’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement that the Company enters into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, the Company, its directors, its officers, and persons who control the Company within the meaning of the Securities Act, against certain liabilities.

Item 16. Exhibits

See Exhibit Index below, which is incorporated herein by reference.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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INDEX TO EXHIBITS

1.1*	Form of Underwriting Agreement

4.1	Restated Certificate of Incorporation of Abeona Therapeutics Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019)

4.2	Amended and Restated Bylaws of Abeona Therapeutics Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on May 21, 2020)

4.3*	Form of Certificate of Designations, Rights and Preferences

4.4#	Form of Indenture

4.5	Form of stock certificate evidencing shares of common stock, $0.01 par value per share, of the Company (Incorporated by reference to Exhibit 4.1 of the Company’s Form S-3 filed on May 14, 2015)

4.6*	Form of stock certificate evidencing shares of preferred stock, $0.01 par value per share, of the Company

4.7*	Form of Common Stock Warrant Agreement and Warrant Certificate

4.8*	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.9*	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.10	Director Designation Agreement dated November 15, 2007, between the Company and SCO Capital Partners LLC (Incorporated by reference to Exhibit 10.26 of the Company’s Form S-1 filed on March 11, 2008)

4.11	Form of Warrant Agreement between the Company and American Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.1 of the Company’s Pre-effective Amendment No. 1 to Form S-1 filed October 24, 2014)

5.1#	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Whitley Penn LLP (filed herewith)

23.2#	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1#	Powers of Attorney (included on signature page to the original filing of this registration statement)

25.1*	Form T-1 Statement of Eligibility of Trustee Under Indenture

*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities, as appropriate.
#	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Abeona Therapeutics Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of August, 2021.

ABEONA THERAPEUTICS INC.

By:	/s/ Michael Amoroso
Michael Amoroso
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Michael Amoroso	Chief Executive Officer and Director	August 27, 2021
Michael Amoroso	(principal executive officer)

/s/ Edward Carr	Chief Financial and Accounting Officer	August 27, 2021
Edward Carr	(principal financial and accounting officer)

/s/ Leila Alland	Director	August 27, 2021
Leila Alland

/s/ Mark Alvino	Director	August 27, 2021
Mark Alvino

/s/ Faith Charles	Director	August 27, 2021
Faith Charles

/s/ Paul Mann	Director	August 27, 2021
Paul Mann

/s/ Steven H. Rouhandeh	Chairman of the Board	August 27, 2021
Steven H. Rouhandeh

/s/ Christine Berni Silverstein	Director	August 27, 2021
Christine Berni Silverstein

/s/ Todd M. Wider	Director	August 27, 2021
Todd M. Wider

/s/ Donald Wuchterl	Director	August 27, 2021
Donald Wuchterl

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